Exhibit 99.1

Press Release

10200 South De Anza Boulevard, Cupertino, California 95014 USA	www.portal.com	Tel: +1 408.572.2000

Portal Software, Inc. Provides NASDAQ Trading Update

CUPERTINO, Calif., June 28, 2005 – Portal Software, Inc. (Nasdaq:PRSFE), the leading worldwide provider of billing and Revenue Management solutions for the global communications and media markets, today announced that NASDAQ has denied the Company’s request for additional time to file its Form 10-K for fiscal year 2005, which ended January 28, 2005, as well as its Forms 10-Q for the first and second quarters of fiscal year 2006, which ended April 29, 2005 and will end on July 29, 2005, respectively.

In denying the Company’s requests, NASDAQ has determined that Portal’s stock will be delisted from the NASDAQ National Market, effective with the opening of the market on Wednesday, June 29, 2005.

“We are disappointed with NASDAQ’s decision as we had provided NASDAQ with a detailed plan to return to filing compliance and have been working diligently to meet these milestones,” said Dave Labuda, Portal’s chief executive officer. “We remain committed to supporting our customers with strategic business solutions as we continue to provide investors with periodic updates on our filings with the SEC and status with NASDAQ.”

As previously announced, Portal had indicated that, based on the extensive time required to file its third quarter Form 10-Q, it did not expect to file its Form 10-K by May 31, 2005 as significant work remains to complete the assessment of its internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Portal had requested the following filing extensions from NASDAQ:

•	For the fiscal year ended January 28, 2005, an extension up to August 31, 2005.

Covad Turns to Portal	PAGE 2 OF 3

•	For the first quarter ended April 29, 2005, an extension up to September 30, 2005.
•	For the second quarter ending July 29, 2005, an extension up to October 31, 2005.

Portal will continue to make every effort to file its Form 10-K for fiscal year 2005 as well as its Forms 10-Q for the first and second quarters of fiscal year 2006 according to the above schedule. Upon doing so, the Company will immediately seek re-listing on the NASDAQ National Market as soon as it can satisfy the National Market’s listing standards. There can be no assurance, however, that the Company will be successful in obtaining re-listing with NASDAQ.

Portal anticipates that its common stock will trade on the National Quotation Service Bureau (the “Pink Sheets”) upon application by a market maker. Portal’s stock is not eligible for the Over The Counter (OTC) Bulletin Board because the company is not current in its SEC filings.

About Portal Software, Inc.

Portal is the leading worldwide provider of billing and Revenue Management solutions for the global communications and media markets. The Company delivers the only platform for the end-to-end management of customer revenue across offerings, channels, and geographies. Portal’s solutions enable companies to dramatically accelerate the launch of innovative, profit-rich services while significantly reducing the costs associated with legacy billing systems. Portal is the Revenue Management partner of choice to the world’s leading service providers including: Vodafone, AOL Time Warner, Deutsche Telekom, TELUS, NTT, China Telecom, Reuters, Telstra, China Mobile, Telenor Mobil, and France Telecom.

Forward Looking Statements

Statements in this release concerning Portal Software, Inc.’s expectation that it will file its Form 10-K for fiscal year 2005 and Forms 10-Q for the first and second quarters of fiscal year 2006 in accordance with the schedule previously announced, and immediately seek re-listing on the NASDAQ once it has become compliant with its periodic reporting requirements are forward-looking statements, which involve a number of risks and uncertainties. Factors that could cause actual events or results to differ materially include the following: Our Audit Committee has not completed its review of our preliminary financial results, and our auditors have not completed their audit of our fiscal

Portal Press Release	June 28, 2005

Covad Turns to Portal	PAGE 3 OF 3

year 2005 results. In addition, management has not completed its work with respect to its report on our internal controls over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002. In the course of completing these respective reviews, we may discover errors in our financial results or additional information that would have a material impact upon them. The material weaknesses in our internal controls, which we have previously disclosed, significantly increase the risk of our not being able to meet the anticipated timeline set forth in this release. All statements made in this press release are made only as of the date set forth at the beginning of this release. Portal undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release

Copyright 1999-2005. PORTAL, the PORTAL LOGO, INFRANET, INFRANET CABLE, INFRANET DNA, INFRANET IPT, INFRANET WIRELESS, INFRANET WIRELINE, INTERCONNECT, INTEGRATE, RETURN ON INNOVATION, TELCOONE, REAL TIME – NO LIMITS, CONTENT CONNECTOR and BILLINGAGILITY are trademarks or registered trademarks in the United States and in other countries, all owned by Portal Software, Inc. or its subsidiaries.

Contacts:

Investor Relations

Karen Sipprell, Portal Software

408-572-2345, ksipprell@portal.com

Amy Cozamanis, Financial Relations Board

310-854-8314

acozamanis@financialrelationsboard.com

Media:

Kevin Payne, Portal

408-572-3614, kpayne@portal.com

or

Josh Aroner, Zeno Group

415-369-8107, josh.aroner@zenogroup.com

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Portal Press Release	June 28, 2005